UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D. C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)		August 1, 2002
CONECTIV (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-13895 (Commission File Number)	51-0377417 (I.R.S. Employer Identification No.)
800 King Street, P.O. Box 231, Wilmington, DE Address of principal executive offices		19899 (Zip Code)
Registrant's telephone number, including area code		(302) 429-3018
(Former Name or Former Address, if Changed Since Last Report)

                                                                                                                                                               CONECTIV
                                                                                                                                                                Form 8-K
Item 1.	Changes in Control of Registrant.

     On August 1, 2002, Conectiv ("Conectiv") was acquired by Pepco Holdings, Inc. ("Pepco Holdings") in a transaction pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 9, 2001, among Pepco Holdings (formerly New RC, Inc.), Conectiv and Potomac Electric Power Company ("Pepco"), in which Pepco and Conectiv combined their businesses by merging with acquisition subsidiaries of Pepco Holdings (the "Merger"). As a result of the Merger, Pepco and Conectiv each have become subsidiaries of Pepco Holdings.

              In accordance with the terms of the Merger Agreement, which is incorporated herein by reference:

The holders of Conectiv common stock, par value $.01 per share, and Conectiv Class A common stock, par value $.01 per share, outstanding immediately prior to the Merger will receive, in exchange for their shares, cash in the aggregate amount of approximately $1,095,262,403 and approximately 56,164,645 shares of Company Common Stock. The number of shares of Company Common Stock, cash or combination thereof received by each holder of Conectiv common stock or Class A common stock (other than holders who have exercised and perfect dissenters' rights under applicable law) depends on the stockholder's individual election (or failure to make an election) and the prorationing provisions of the Merger Agreement. Pursuant to the terms of the Rights Amendment, dated as of February 9, 2001, to the Rights Agreement, dated as of April 23, 1998, between Conectiv and Conectiv Resource Partners, Inc., as Rights Agent, the Conectiv common stock Rights and Conectiv Class A common stock Rights, declared as dividends by the Conectiv board of directors on April 23, 1998, expired immediately prior to the consummation of the Merger.

The holders of shares of Pepco common stock, par value $1.00 per share, outstanding immediately prior to the Merger will receive, in exchange for their shares, approximately 107,125,976 shares of Pepco Holdings common stock, par value $.01 per share ("Company Common Stock"). Each holder of Pepco common stock (other than holders who have exercised and perfect the dissenters' rights under applicable law) will receive one share of Company Common Stock for each share of Pepco common stock. The four outstanding series of Pepco preferred stock -- the $2.44 Series of 1957, the $2.46 Series of 1958, the $2.28 Series of 1965, and the $3.40 Series of 1992 -- were not exchanged in the Merger, and remain outstanding as securities of Pepco.

              The issuance of Pepco Holdings common stock in the Merger was registered under the Securities Act of 1933, as amended, on a Form S-4 (File No. 333-57042) filed with the Securities and Exchange Commission on March 14, 2001, and as thereafter amended on April 30, 2001, May 24, 2001 and May 30, 2001 (the "Registration Statement"). The Registration Statement was declared effective on May 30, 2001. The Joint Proxy Statement/Prospectus of Pepco and Conectiv, dated May 30, 2001, contains additional information concerning the Merger.

              Prior to the Merger, the shares of Conectiv common stock were registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, and were listed on the New York Stock Exchange (the "NYSE"). As a result of the Merger, the registration of these securities is being terminated and they are being delisted from the NYSE.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.	2.1

Agreement and Plan of Merger, dated as of February 9, 2001, among Pepco, Pepco Holdings and Conectiv (incorporated by reference to Exhibit 2.1 of Conectiv's Current Report on Form 8-K filed February 13, 2001).

                                                                                   Signatures

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                              Conectiv
                                                                                                                            (Registrant)

                                                                                                     By:                  T. S. SHAW
                                                                                                                        Thomas S. Shaw
                                                                                                                 President and Chief Operating
                                                                                                                      Officer

August 2, 2002
    DATE

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